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                                                                    EXHIBIT 4.19

                                PLEDGE AGREEMENT

                  THIS PLEDGE AGREEMENT (as amended, this "PLEDGE AGREEMENT") is executed as of May 1, 1998, by the undersigned ("PLEDGOR") for the benefit of NationsBank of Texas, N.A.("AGENT"), as Administrative Agent for itself and for the Lenders (collectively, "LENDERS") now or hereafter party to the Credit Agreement (as defined below).

                                    RECITALS

         A. NCI Building Systems, Inc., a Delaware corporation ("BORROWER"), Agent and Lenders and other parties named therein have executed a Credit Agreement dated March 25, 1998 (as amended, supplemented or restated, the "CREDIT AGREEMENT"), together with certain other Loan Documents.

         B. Pledgor is the sole owner of all of the capital stock of NCI Operating Corp., a Nevada corporation and NCI Holding Corp., a Delaware corporation.

         C. It is expressly understood among Pledgor, Borrower, Agent and Lenders that the execution and delivery of this Pledge Agreement is a condition precedent to Lenders' obligations to extend credit under the Credit Agreement and Agent's obligation to issue LCs under the Credit Agreement.

         NOW, THEREFORE, for valuable consideration, the receipt and adequacy of which are hereby acknowledged, the parties agree as follows:

         1. Certain Definitions. UNLESS OTHERWISE DEFINED IN THIS PLEDGE AGREEMENT, ANY CAPITALIZED TERM USED IN THIS PLEDGE AGREEMENT HAS THE MEANING GIVEN THAT TERM IN THE CREDIT AGREEMENT OR IN THE UCC. If the definition given a term in the Credit Agreement conflicts with the definition given that term in the UCC, the Credit Agreement definition shall control to the extent allowed by Law. If the definition given a term in Chapter 9 of the UCC conflicts with the definition given that term in any other chapter of the UCC, the Chapter 9 definition shall control. As used in this Pledge Agreement:

               "COLLATERAL" means Borrower's right, title and interest in and to the Pledged Shares, including after acquired Collateral and proceeds of the Collateral.

               "CREDIT AGREEMENT" is defined in the Recitals.

               "DEFAULT" means a "Default" under and as defined in the Credit Agreement.

               "OBLIGATION" means the "Obligation"under and as defined in the Credit Agreement.

               "PLEDGE AGREEMENT" means this Pledge Agreement together with all schedules and annexes attached to this Pledge Agreement, and all amendments and modifications to this Agreement, the schedules and exhibits.



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               "PLEDGED SHARES" means all shares of capital stock now or
hereafter issued to Borrower by any Subsidiary and the certificate(s) representing the Pledged Shares (including the shares listed on SCHEDULE I) and all dividends, cash, instruments and other property from time-to-time received, receivable or otherwise distributed in respect of or in exchange of any Pledged Shares.

               "PLEDGOR" includes, without limitation, Pledgor as a debtor-in-possession, and any receiver, trustee, liquidator, conservator, custodian, or similar party hereafter appointed for Pledgor or all or substantially all of Pledgor's assets pursuant to any liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, or similar Law from time to time in effect affecting the rights of creditors generally.

               "SECURITY INTEREST" means the security interests granted and the transfers, pledges and collateral assignments made under SECTION 3 of this Pledge Agreement.

               "UCC" means (a) generally, and with respect to the definitions above, the Uniform Commercial Code, as adopted in Texas, as amended from time to time, and (b) with respect to rights in states other than Texas, the Uniform Commercial Code as enacted in the applicable state, as amended from time to time.

         2. Credit Agreement. This Pledge Agreement is being executed and delivered pursuant to the terms and conditions of the Credit Agreement. Each Security Interest is a "Lien" referred to in the Credit Agreement.

         3. Security Interest. In order to secure the full and complete payment and performance of the Obligation when due, Borrower hereby grants to Agent a security interest in, and pledges and assigns to Agent: (a) the Collateral, and (b) all present and future accounts, contract rights, general intangibles, chattel paper, documents, instruments, cash and noncash proceeds and other rights arising from or by virtue of, or from the voluntary or involuntary sale or other disposition of, or collections with respect to, or claims against any other person with respect to, the Collateral. Such security interest is granted, and such pledge and assignment are made, as security only and shall not subject Lenders to, or transfer or in any way affect or modify, any obligation of Borrower with respect to any of the Collateral or any transaction involving or giving rise thereto.

         4. No Assumption or Modification. The Security Interest is given to secure the prompt, unconditional and complete payment and performance of the Obligation when due, and is given as security only. Agent does not assume and shall not be liable for any of Borrower's liabilities, duties, or obligations under or in connection with the Collateral. Agent's acceptance of this Pledge Agreement, or its taking any action in carrying out this Pledge Agreement, does not constitute Agent's approval of the Collateral or Agent's assumption of any obligation under or in connection with the Collateral. This Pledge Agreement does not affect or modify Borrower's obligations with respect to the Collateral.

         5. Fraudulent Conveyance. Notwithstanding anything contained in this Pledge Agreement to the contrary, Borrower agrees that if, but for the application of this SECTION 5 the Obligation or any Security Interest would constitute a preferential transfer under 11 U.S.C. Section 547, a fraudulent conveyance under 11 U.S.C. Section 548 (or any successor section) or a fraudulent conveyance or transfer under any state fraudulent

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conveyance or fraudulent transfer Law or similar Law in effect from time to time
(each a "FRAUDULENT CONVEYANCE"), then the Obligation and each affected Security Interest will be enforceable against Borrower to the maximum extent possible without causing the Obligation or any Security Interest to be a Fraudulent Conveyance, and shall be deemed to have been automatically amended to carry out the intent of this SECTION 5.

         6. Representations and Warranties. Borrower hereby confirms and restates each of the representations and warranties in the Credit Agreement and further represents and warrants to Agent and Lenders as follows:

               (a) The Pledged Shares are duly authorized, validly issued, fully paid and non-assessable, and their transfer thereof is not subject to any restrictions other than restrictions imposed by applicable securities and corporate laws.

               (b) Borrower owns the Collateral free and clear of all liens.

               (c) The information contained in SCHEDULE 1 which attached to this Pledge Agreement is true and accurate and sufficiently describes all of the Collateral.

         7.    Covenants.  Borrower shall:

               (a) Promptly notify Agent of any change in any fact or circumstances represented or warranted by Borrower with respect to any of the Collateral.

               (b) Promptly notify Agent of any additional shares in any domestic corporation that becomes a Subsidiary of Borrower subsequent to the execution of this Pledge Agreement.

               (c) Promptly notify Agent of any claim, action or proceeding affecting the security interest granted and the pledge and assignment made under PARAGRAPH 3 or title to all or any of the Collateral and, at the request of Lender, appear in and defend, at Borrower's expense, any such action or proceeding.

               (d) Except as permitted under the Credit Agreement, not sell, assign or otherwise dispose of any Collateral.

               (e) Not create, incur or suffer to exist any other lien upon any of the Collateral.

               (f) At Borrower's expense and Agent's request, file or cause to be filed such applications and take such other actions as Agent may request to obtain the consent or approval of any tribunal to Agent's rights hereunder, including, without limitation, the right to sell all the Collateral upon a Default (as defined in the Credit Agreement) without additional consent or approval from such tribunal (and, because Borrower agrees that Agent's remedies at law for failure of Borrower to comply with this provision would be inadequate and that such failure would not be adequately compensable in damages, Borrower agrees that its covenants in this provision may be specifically enforced).

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               (g) From time to time promptly execute and deliver to Agent all such other stock powers, assignments, certificates, supplemental documents, and financing statements (if appropriate), and do all other acts or things as Agent may reasonably request in order to more fully create, evidence, perfect, continue and preserve the priority of the Security Interest.

         8. Default; Remedies. Should a Default occur and be continuing, Agent may, at its election, exercise any and all rights available to a secured party under the UCC, in addition to any and all other rights afforded by the Loan Documents, at law, in equity, or otherwise, including, without limitation, exercising the Stock Power, a form of which is attached as ANNEX "A" to this Pledge Agreement, or applying by appropriate judicial proceedings for appointment of a receiver for all or part of the Collateral (and Borrower hereby consents to any such appointment).

               (a) Notice. Reasonable notification of the time and place of any public sale of the Collateral, or reasonable notification of the time after which any private sale or other intended disposition of the Collateral is to be made, shall be sent to Borrower and to any other person entitled to notice under the UCC; provided that if any of the Collateral threatens to decline speedily in value or is of the type customarily sold on a recognized market, Agent may sell or otherwise dispose of the Collateral without notification, advertisement, or other notice of any kind. It is agreed that notice sent or given not less than five Business Days prior to the taking of the action to which the notice relates is reasonable for the purposes of this subparagraph.

               (b) Sales of Securities. In connection with the sale of the Collateral, Agent is authorized, but not obligated, to limit prospective purchasers to the extent deemed necessary or desirable by Agent to render such sale exempt from the registration requirements of the Securities Act of 1933, as amended, and any applicable state securities laws, and no sale so made in good faith by Lender shall be deemed not to be "commercially reasonable" because so made.

               (c) Application of Proceeds. Agent shall apply the proceeds of any sale or other disposition of the Collateral under this PARAGRAPH 8 in the following order: First, to the payment of all its expenses incurred in retaking, holding and preparing any of the Collateral for sale(s) or other disposition, in arranging for such sale(s) or other disposition, and in actually selling or disposing of the same (all of which are part of the Obligation); second, toward repayment of amounts expended by Agent under Paragraph 8; third, toward payment of the balance of the Obligation in accordance with the Credit Agreement. Any surplus remaining shall be delivered to Borrower or as a court of competent jurisdiction may direct. If the proceeds are insufficient to pay the Obligation in full, Borrower shall remain liable for any deficiency.

         9.    Other Rights of Agent and Lenders.

               (a) Performance. In the event Borrower shall fail to perform any of its obligations hereunder with respect to the Collateral, then Agent may, at its option, but without being required to do so, take such action which Borrower is required, but has failed or refused, to take. Any sum which may be expended or paid by Agent under this subparagraph (including, without limitation, court costs and attorneys' fees) shall bear interest from the dates of expenditure or payment at the Maximum Rate (as defined in the Credit Agreement) until paid and, together with such interest, shall be payable by Borrower upon demand and shall be part of the Obligation.

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               (b) Collection. Upon notice from Agent, each person or entity obligated with respect to any of the Collateral, whether as an issuer, account debtor or otherwise (an "OBLIGOR") is hereby authorized and directed by Borrower to make payments on any of the Collateral (including, without limitation, dividends and other distributions) directly to Agent, regardless of whether Borrower was previously making collections thereon. Subject to Subparagraph (e) hereof, until such notice is given, Borrower is authorized to retain and expend all payments made on Collateral. Agent shall have the right in its own name or in the name of Borrower to compromise or extend time of payment with respect to all or any portion of the Collateral for such amounts and upon such terms as Agent may determine; to demand, collect, receive, receipt for, sue for, compound and give acquittances for any and all amounts due or to become due with respect to Collateral; to take control of cash and other proceeds of any Collateral; to endorse the name of Borrower on any notes, acceptances, checks, drafts, money orders or other evidences of payment on Collateral that may come into the possession of Agent; to send requests for verification of obligations to any Obligor; and to do all other acts and things necessary to carry out the intent of this agreement. If any Obligor fails or refuses to make payment on any Collateral when due, Agent is authorized, in its sole discretion, either in its own name or in the name of Borrower, to take such action as Agent shall deem appropriate for the collection of any such amounts. Regardless of any other provision hereof, however, Agent shall never be liable for its failure to collect, or for its failure to exercise diligence in the collection of, any amounts owed with respect to Collateral, nor shall it be under any duty whatever to anyone except Borrower to account for funds that it shall actually receive hereunder. Without limiting the generality of the foregoing, Agent shall have no responsibility for ascertaining any maturities, calls, conversions, exchanges, offers, tenders or similar matters relating to any Collateral, or for informing Borrower with respect to any of such matters (irrespective of whether Agent actually has, or may be deemed to have, knowledge thereof). The receipt of Agent to any Obligor shall be a full and complete release, discharge and acquittance to such Obligor, to the extent of any amount so paid to Lender. The rights granted Agent under this subparagraph may be exercised at any time, whether or not a Default has occurred and is continuing.

               (c) Record Ownership of Securities. Whether or not a Default has occurred and is continuing, Agent at any time may have the Collateral registered in its name, or in the name of its nominee or nominees, as pledgee; and Agent shall execute and deliver to Borrower all such proxies, powers of attorney, dividend coupons or orders and other documents as Borrower may reasonably request for the purpose of enabling Borrower to exercise the voting rights and powers which it is entitled to exercise hereunder and to receive the dividends and other payments which it is authorized to receive and retain hereunder. Nothing in this Pledge Agreement shall prohibit the issuance of cash dividends by Pledgor if such distribution is permitted under the Credit Agreement.

               A. Voting of Securities. So long as no Default has occurred, Borrower shall be entitled to exercise all voting rights pertaining to the Collateral. After the occurrence and during the continuance of a Default, the right to vote the Collateral shall be vested exclusively in Agent. To this end, Borrower irrevocably appoints Agent the proxy and attorney-in-fact of Borrower, with full power of substitution, to vote and to act with respect to the Collateral, subject to the understanding that such proxy may not be exercised unless a Default has occurred and is continuing. The proxy herein granted is coupled with an interest, is irrevocable, and shall continue until the Obligation has been paid and performed in full.

               B. Certain Proceeds. Any and all stock dividends or distributions in property made on or in respect of the Collateral, and any proceeds of the Collateral, whether such dividends, distributions, or

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proceeds result from a subdivision, combination or reclassification of the outstanding capital stock of Borrower or as a result of any merger, consolidation, acquisition or other exchange of assets to which Borrower may be a party, or otherwise, shall be part of the Collateral hereunder, shall, if received by Borrower, be held in trust for the benefit of Agent, and shall forthwith be delivered to Agent (accompanied by proper instruments of assignment and/or stock and/or bond powers executed by Borrower in accordance with Agent's instructions) to be held subject to the terms hereof. Any cash proceeds of Collateral which come into the possession of Agent may, at Agent's option, be applied in whole or in part to the Obligation (to the extent then due), be released in whole or in part to or on the written instructions of Borrower for any general or specific purpose, or be retained in whole or in part by Lender as additional Collateral.

         10.   Miscellaneous.

               (a) Reference to Miscellaneous Provisions. This Pledge Agreement is one of the "Loan Documents" referred to in the Credit Agreement, and, therefore, this Pledge Agreement is subject to the applicable provisions of SECTION 14 of the Credit Agreement, all of which are incorporated in this Pledge Agreement by reference the same as if set forth in this Pledge Agreement verbatim.

               (b) Term. Upon full and final payment of the Obligation and final termination of the Secured Party's and the Lenders' commitment to lend under the Credit Agreement without Secured Party having exercised its rights under this Pledge Agreement, this Pledge Agreement shall terminate; provided that no Obligor on any of the Collateral shall be obligated to inquire as to the termination of this Pledge Agreement, but shall be fully protected in making payment directly to Secured Party, which payment shall be promptly paid over to Borrower after termination of this Pledge Agreement.

               (c) Notice. Any notice or communication required or permitted under this Pledge Agreement must be given as prescribed in the Credit Agreement.

               (d) Governing Law. THIS PLEDGE AGREEMENT SHALL BE CONSTRUED--AND ITS PERFORMANCE ENFORCED--UNDER TEXAS LAW.

               (e) Credit Agreement. In the event of any conflict or inconsistency between the terms hereof and the Credit Agreement, the terms of the Credit Agreement shall be controlling.


         EXECUTED as of the date set forth in the preamble.


                               NCI BUILDING SYSTEMS, INC.
                               as Borrower and Pledgor

                               By: /s/ Robert J. Medlock
                                  ----------------------------------------------
                               Name: Robert J. Medlock
                                    --------------------------------------------
                               Title: Vice President and Chief Financial Officer
                                     -------------------------------------------

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                                       NATIONSBANK OF TEXAS, N.A.
                                       as Administrative Agent and a Lender

                                       By: /s/ Richard L. Nichols, Jr.
                                          --------------------------------------
                                       Name: Richard L. Nichols, Jr.
                                            ------------------------------------
                                       Title: Vice President
                                             -----------------------------------

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